LIMITED BRANDS MAY 15, 2007 ANNOUNCEMENT TRANSCRIPT

•	GOOD AFTERNOON EVERYONE. THIS IS MARTYN REDGRAVE, EVP AND CHIEF ADMINISTRATIVE OFFICER AT LIMITED BRANDS. I’M HERE TODAY WITH LES WEXNER, OUR CHAIRMAN AND CEO AND OUR FOUNDER.

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THE PURPOSE OF THIS CALL IS TO DISCUSS THE PRESS RELEASE THAT WE ISSUED THIS AFTERNOON, MAY 15THAND TO PROVIDE YOU WITH MORE PERSPECTIVE ON THE TRANSACTIONS ANNOUNCED AND HOW THIS FITS INTO OUR STRATEGIC PLANS FOR THE FUTURE OR OUR ENTERPRISE.  I’LL MAKE SOME COMMENTS ABOUT THE DETAILS OF THE RELEASE AND THEN I’LL TURN IT OVER TO LES FOR HIS COMMENTS.

•	AS A MATTER OF FORMALITY, I NEED TO REMIND YOU THAT ANY FORWARD LOOKING STATEMENTS I MAY MAKE TODAY ARE SUBJECT TO THE SAFE HARBOR STATEMENT FOUND IN OUR SEC FILINGS.

•	WE ANNOUNCED A NUMBER OF THINGS THIS AFTERNOON, INCLUDING:

1.	FIRST, THAT WE HAVE ENTERED INTO A DEFINITIVE AGREEMENT TO SELL A MAJORITY INTEREST IN EXPRESS;
2.	SECOND, THAT WE INTEND TO EXPLORE STRATEGIC OPTIONS FOR LIMITED STORES;
3.	AND FINALLY, WE UPDATED OUR EARNINGS GUIDANCE FOR THE FIRST QUARTER, SECOND QUARTER AND FULL YEAR.

•	I’D LIKE TO SPEND SOME TIME DISCUSSING EACH OF THESE ITEMS IN FURTHER DETAIL, BEGINNING WITH EXPRESS.

•	AS YOU KNOW, FOR SOME TIME WE HAVE BEEN COMMUNICATING OUR STRATEGIC AGENDA OF FOCUSING ON GROWTH IN OUR INTIMATE APPAREL, AS WELL AS

PERSONAL CARE AND BEAUTY BUSINESSES. WE HAVE ALSO CONSISTENTLY SAID THAT OUR PRIORITY FOR 2006 WAS TO TURN AROUND THE NEGATIVE PERFORMANCE OF EXPRESS AND THAT WE REMAINED OPEN TO EXPLORING OTHER STRATEGIC OPTIONS IN THE FUTURE, AS WE HAVE CONSISTENTLY FOR OUR OTHER BUSINESSES IN THE PAST.

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OUR ACTIONS OVER THE PAST TEN YEARS HAVE DEMONSTRATED THIS SHIFT IN FOCUS – TODAY, OVER 70% OF OUR REVENUES ARE GENERATED FROM INTIMATE APPAREL, AND PERSONAL CARE & BEAUTY CATEGORIES AS WE HAVE GROWN THESE BUSINESSES, AND REDUCED OUR INVOLVEMENT IN APPAREL THROUGH VARIOUS TRANSACTIONS.

•	THESE ACTIONS ANNOUNCED TODAY WITH RESPECT TO BOTH EXPRESS AND LIMITED STORES REFLECT OUR CONTINUING COMMITMENT TO OUR STRATEGIC AGENDA AND TO CREATING SHAREHOLDER VALUE.

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SPECIFICALLY, WE HAVE SIGNED A DEFINITIVE AGREEMENT WITH GOLDEN GATE CAPITAL TO SELL A 67% INTEREST IN EXPRESS IN RETURN FOR $431 MILLION. ALSO, IMMEDIATELY PRIOR TO CLOSING, WE WILL RECEIVE A $117 MILLION DEBT-FINANCED DIVIDEND FROM EXPRESS, BRINGING OUR TOTAL PRE-TAX CASH PROCEEDS TO $548 MILLION.

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THE TRANSACTION IMPLIES A TOTAL ENTERPRISE VALUE FOR EXPRESS OF $778 MILLION, BASED ON OUR CASH PROCEEDS OF $548 MILLION, AN IMPLIED VALUE OF $216 MILLION FOR THE 33% EQUITY INTEREST WE ARE RETAINING, AND $14 MILLION IN DEBT-FINANCED BUYER TRANSACTION FEES.

•	WE BELIEVE EXPRESS’ TOTAL FUTURE VALUE IS ACTUALLY GREATER THAN $778 MILLION BECAUSE WE WILL CONTINUE TO PARTICIPATE IN THE GROWTH OF THE BUSINESS THROUGH OUR 33% OWNERSHIP INTEREST.

•	WE EXPECT THAT THE AFTER-TAX PROCEEDS FROM THE EXPRESS SALE WILL APPROXIMATE $425 MILLION, SUBJECT TO ANY POST CLOSING ADJUSTMENTS.

•	WE’VE RETAINED AN OWNERSHIP INTEREST BECAUSE WE ARE ENCOURAGED BY THE PROGRESS AND IMPROVED PERFORMANCE AT EXPRESS, AND WE CONTINUE TO BELIEVE IN ITS CONTINUED GROWTH.

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GOLDEN GATE IS A HIGHLY-REGARDED PRIVATE EQUITY FIRM THAT MANAGES $3.4 BILLION IN FUNDS AND HAS ABOUT 100 TRANSACTIONS TO ITS NAME.  IT HAS AN EXTENSIVE TRACK RECORD OF BUILDING SUCCESSFUL CONSUMER BUSINESSES, INCLUDING MULTI-CHANNEL RETAILERS.

•	THE NEW OWNERSHIP STRUCTURE FOR EXPRESS WILL PROVIDE IT WITH THE RESOURCES, LEADERSHIP FOCUS AND CAPITAL TO MAXIMIZE ITS POTENTIAL.

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SUBSEQUENT TO THE CLOSING OF THE TRANSACTION, WHICH WE ANTICIPATE WILL OCCUR NO LATER THAN JULY 6TH, WE WILL NO LONGER CONSOLIDATE 100% 0F EXPRESS’ FINANCIAL RESULTS.  HOWEVER, WE WILL RECORD APPROXIMATELY 33% OF THEIR NET INCOME OR LOSS UNDER THE EQUITY METHOD OF ACCOUNTING, THROUGH THE “OTHER INCOME” LINE ON OUR INCOME STATEMENT.  THE FINAL AMOUNT THAT WE RECORD WILL BE DETERMINED AFTER TAKING INTO ACCOUNT THE ISSUANCE OF MANAGEMENT STOCK OPTIONS.

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THE DAY-TO-DAY OPERATIONS OF EXPRESS WILL BE MANAGED BY JAY MARGOLIS, WHO WILL CONTINUE TO LEAD THE BUSINESS AS EXPRESS’ CEO AND WILL REPORT TO THE NEW BOARD OF DIRECTORS OF EXPRESS.  LIMITED BRANDS WILL NOT BE INVOLVED IN DAY-TO-DAY OPERATIONS, ALTHOUGH WE WILL HOLD TWO SEATS OUT OF THE FIVE SEATS ON THE NEW BOARD OF DIRECTORS.

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AS WE HAVE DONE WITH PAST TRANSACTIONS, WE WILL CONTINUE TO SUPPORT EXPRESS THROUGH SERVICE AGREEMENTS IN VARIOUS FUNCTIONS, SUCH AS SOURCING AND PRODUCTION, DISTRIBUTION AND LOGISTICS, AND INFORMATION

TECHNOLOGY SERVICES. THE AGREEMENTS CALL FOR THESE SERVICES TO BE PROVIDED OVER VARIOUS MINIMUM TIME PERIODS RANGING FROM 1-3 YEARS.

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THE DETERMINATION OF THE USE OF PROCEEDS FROM THE EXPRESS SALE IS PART OF A LARGER EVALUATION THAT WOULD INCLUDE THE USE OF PROCEEDS FROM A POTENTIAL TRANSACTION FOR LIMITED STORES, AND OTHER PLANNED FINANCING ACTIVITIES.

•	WE DO NOT PLAN TO MAKE A DECISION UNTIL WE KNOW THE TOTAL SUM OF ALL THE PIECES. HOWEVER, I WANT TO REITERATE TO YOU OUR PREVIOUSLY STATED PRIORITIES WITH RESPECT TO FREE CASH FLOW:

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OUR FIRST PRIORITY WOULD BE TO REINVEST IN THE BUSINESS IN OPPORTUNITIES THAT GENERATE HIGH RATES OF RETURN.  OUR CURRENT CAPEX BUDGET OF APPROXIMATELY $800 MILLION ENCOMPASSES THOSE OPPORTUNITIES, AND WE ARE ABLE TO FUND THAT THROUGH THE CURRENT OPERATING CASH FLOW FROM THE BUSINESS.

•	BEYOND THAT, WE WOULD RETURN EXCESS FREE CASH FLOW TO SHAREHOLDERS THROUGH DIVIDENDS OR SHARE REPURCHASE PROGRAMS.

•	AS TO WHAT FORM THAT MAY TAKE, WE WILL EVALUATE ALL OF OUR OPTIONS AND WILL SEEK TO PURSUE THOSE THAT WE BELIEVE WILL CREATE THE MOST SHAREHOLDER VALUE OVER TIME.

•	AS YOU KNOW, OVER THE PAST FIVE YEARS, WE HAVE RETURNED $5.4 BILLION OF VALUE TO SHAREHOLDERS THROUGH DIVIDENDS AND SHARE REPURCHASES.

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NOW, TURNING TO LIMITED STORES, WE’VE ALSO ANNOUNCED THAT WE ARE EXPLORING STRATEGIC OPTIONS FOR THE BUSINESS AND HAVE RETAINED BANC OF AMERICA SECURITIES, WHO ALSO ADVISED US ON THE EXPRESS TRANSACTION, AS FINANCIAL ADVISORS.

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WE ARE AT A DIFFERENT PLACE WITH RESPECT TO TIMING RELATED TO LIMITED STORES BECAUSE WE FIRST FOCUSED ON EXPRESS.  WE HAVE NOT ESTABLISHED A TIMETABLE FOR THE COMPLETION OF A DECISION WITH RESPECT TO LIMITED STORES AND WE INTEND TO EVALUATE ALL OPTIONS THAT WOULD BETTER SUPPORT AND ENABLE THIS BUSINESS TO GROW AND BE SUCCESSFUL.

•	POST COMPLETION OF THE EXPRESS SALE AND A POTENTIAL STRATEGIC OPTION FOR LIMITED STORES, THE “NEW” LIMITED BRANDS WILL LOOK MUCH DIFFERENT.

•	VIRTUALLY ALL OF OUR REVENUE WILL BE GENERATED FROM OUR HIGHLY PROFITABLE, HIGH RETURN INTIMATE APPAREL, AND PERSONAL CARE AND BEAUTY BUSINESSES.

•	THE RESULTING CHANGE IN THE SIZE, COMPLEXITY AND CHARACTERISTICS OF OUR COMPANY WILL ALSO DRIVE A FULL REVIEW OF OUR SG&A EXPENSE STRUCTURES.

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WE ARE AT THE VERY BEGINNING OF THIS PROCESS, AND IT WOULD BE PREMATURE TO DISCUSS DETAILS, BUT OVERALL, WE WILL BE MANAGING ENTERPRISE SG&A TO BE AT A LEVEL THAT IS APPROPRIATE FOR OUR NEW ENTERPRISE STRUCTURE AND SIZE, WHILE CONTINUING TO FUND OUR INVESTMENTS IN TECHNOLOGY AND INFRASTRUCTURE IMPROVEMENTS.

•	IN CONNECTION WITH THESE STRATEGIC ANNOUNCEMENTS, WE ARE ALSO UPDATING OUR EARNINGS GUIDANCE TODAY.

•	FOR THE FIRST QUARTER, WE EXPECT EARNINGS PER SHARE TO BE BETWEEN $0.12 AND $0.14, VERSUS OUR INITIAL GUIDANCE OF $0.25-$0.28.

•	THE DECREASE VERSUS OUR INITIAL EXPECTATIONS WAS DRIVEN BY LOWER THAN ANTICIPATED SALES AND MERCHANDISE MARGINS AT EACH OF OUR BRANDS, PARTICULARLY VICTORIA’S SECRET.

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WE ARE DISAPPOINTED IN THE RESULTS AT VICTORIA’S SECRET.  WE WERE UP AGAINST A VERY STRONG QUARTER LAST YEAR, WITH 8% COMPS, THE VERY SUCCESSFUL SECRET EMBRACE LAUNCH, AND THE RELAUNCH OF THE ANGELS CREDIT CARD, AND WE PLANNED FOR AN AGGRESSIVE INCREASE ON TOP OF THESE RESULTS.  WE DID NOT ACHIEVE OUR PLANNED SALES GROWTH, AND MERCHANDISE MARGINS WERE DOWN SIGNIFICANTLY TO LAST YEAR AND TO PLAN.

•	IN HINDSIGHT, OUR BRA LAUNCHES LACKED ENOUGH ENERGY AND NEWNESS TO DRIVE THE PLANNED SALES.

•	WE STARTED THE QUARTER OUT SLOWLY WITH A WEAK VALENTINE’S DAY HOLIDAY.

•	WE RESPONDED TO THIS SOFTNESS BY IMPLEMENTING PROMOTIONS ON OUR BRA LAUNCHES AND TAKING MARKDOWNS ON CERTAIN SPRING SLEEPWEAR MERCHANDISE.

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WE ALSO EXPERIENCED A MARGIN RATE DECLINE IN OUR PINK BUSINESS AS A RESULT OF A MORE AGGRESSIVE MULTIPLES PRICING STRATEGY FOR PANTIES, AND  OUR OVERALL MARGIN RATE WAS IMPACTED BY A SHIFT IN OUR SALES MIX AS PINK REPRESENTS NOW A HIGHER PERCENTAGE OF OUR SALES IN THE FIRST QUARTER.

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LOOKING FORWARD, WE ARE ADDRESSING ALL OF THESE CHALLENGES, INCLUDING OUR PLANS FOR LAUNCHES AS WELL AS MARKETING AND EXPENSE MANAGEMENT, WHILE WE ALSO REMAIN VERY FOCUSED ON GROWING THE BUSINESS.  WE PLAN TO DISCUSS THIS FURTHER ON OUR EARNINGS CALL NEXT WEEK.

•	WE EXPECT THAT SECOND QUARTER TRENDS WILL CONTINUE TO BE CHALLENGING AT VICTORIA’S SECRET, AND AS SUCH, EXPECT EARNINGS PER SHARE OF $0.20 TO $0.24 COMPARED TO $0.28 PER SHARE LAST YEAR.

•	FOR 2007, WE EXPECT EARNINGS PER SHARE OF $1.55 TO $1.65 VERSUS OUR INITIAL GUIDANCE OF $1.75 TO $1.90.

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THE SECOND QUARTER AND FULL YEAR GUIDANCE DOES NOT YET INCLUDE THE IMPACT FROM THE EXPRESS TRANSACTION OR POTENTIAL STRATEGIC OPTIONS FOR LIMITED STORES.  WE WILL UPDATE YOU FURTHER ON OUR GUIDANCE AS SOON AS MORE DEFINITIVE INFORMATION IS AVAILABLE ON THE FINAL CALCULATIONS OF THE IMPACT OF THESE TRANSACTIONS.

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WE WILL REPORT OUR FIRST QUARTER EARNINGS AFTER THE CLOSE OF THE MARKET ON MAY 23RD, AND HOLD OUR LIVE CONFERENCE CALL AT 9 A.M. EASTERN TIME ON MAY 24TH, AT WHICH TIME WE WILL DISCUSS OUR FULL FIRST QUARTER RESULTS AND OUR SECOND QUARTER OUTLOOK IN MORE DETAIL.

•	THANKS, AND NOW I’M GOING TO TURN IT OVER TO LES FOR SOME REMARKS.

LES WEXNER

•	THANK YOU, MARTYN.

•	I JUST RETURNED FROM SPEAKING WITH THE ASSOCIATES AT EXPRESS AND LIMITED STORES, SHARING THESE ANNOUNCEMENTS WITH THEM.

•	THESE CHANGES ARE BORN OF CAREFUL AND I BELIEVE THOUGHTFUL STRATEGY SHIFTS AND ARE UNDERTAKEN TO INCREASE VALUE AND IMPROVE PERFORMANCE AND OPPORTUNITY FOR GROWTH IN ALL BUSINESSES INVOLVED.

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AS MANY OF YOU KNOW FROM PRIOR TRANSACTIONS, INCLUDING ALLIANCE DATA SYSTEMS, ABERCROMBIE & FITCH, TWEEN BRANDS, LANE BRYANT, AND NEW YORK & CO., WE HAVE ALWAYS SOUGHT TO ACT AND TO CREATE SIGNIFICANT VALUE OPPORTUNITIES FOR ALL STAKEHOLDERS, OUR ASSOCIATES AND OUR INVESTORS, AS A RESULT OF THESE TRANSACTIONS.

•	OVER THE LAST DECADE, WE HAVE CHANGED A LOT AND WE’VE EVOLVED, PUTTING GREATER EMPHASIS ON INTIMATE APPAREL, PERSONAL CARE AND BEAUTY.

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THE ANNOUNCEMENTS THAT WE’VE MADE TODAY ARE CONSISTENT WITH THAT NARROWING OF FOCUS AND I BELIEVE THAT THEY’RE THE ABSOLUTE RIGHT ONES FOR THE ENTERPRISE AND GIVE US THE BEST POSSIBLE OPPORTUNITY FOR THE FUTURE.

•	MARTYN SAID THAT WE’RE A “NEW AND DIFFERENT COMPANY TODAY.” ABSOLUTELY WE ARE.

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VICTORIA’S SECRET IS THE DOMINANT LINGERIE BRAND IN NORTH AMERICA.  BATH & BODY WORKS IS THE DOMINANT PERSONAL CARE, BEAUTY SPECIALTY STORE RETAILER IN NORTH AMERICA.  WITH OUR RECENT ACQUISITION OF LA SENZA, WE ARE NOW THE NUMBER ONE INTIMATE APPAREL BRAND IN CANADA AND WITH LA SENZA COMES A PROVEN PLATFORM OF INTERNATIONAL BUSINESS AND A PLATFORM FOR INTERNATIONAL GROWTH.

•	OUR MISSION HAS BEEN AND CONTINUES TO BE TO BUILD A FAMILY OF THE WORLD’S BEST FASHION RETAIL BRANDS. BRANDS THAT BUILD LOYAL CUSTOMERS AND BRANDS THAT DELIVER SUSTAINED GROWTH AND PROFITABILITY.

•	I’D LIKE TO TAKE A MINUTE JUST TO REVIEW SOME KEY INITIATIVES THAT SUPPORT THAT GROWTH.

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FIRST, WE ARE ON TRACK TO EXPAND THE AVERAGE SIZE OF OUR VICTORIA’S SECRET STORES BY ROUGHLY 50% OVER THE NEXT FIVE YEARS.  THIS ACTIVITY WILL RESULT IN SQUARE FOOTAGE GROWTH FOR THE BRAND OF 8-10% A YEAR AND OVER THE NEXT 5 YEARS, WE WILL TOUCH  OVER 80% OF ALL OF OUR STORES.

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OUR GROWTH IN LINGERIE AND ITS SUCCESS IS DEPENDENT ON THE GROWTH OF THE VICTORIA’S SECRET BRAND, THE PINK BRAND, THE VICTORIA’S SECRET BEAUTY BRAND, AND LA SENZA.  AND, WE ARE IN THE EARLY STAGES OF DEVELOPMENT OF VICTORIA’S SECRET SPORT, VICTORIA’S SECRET ACCESSORIES AND VICTORIA’S SECRET SWIMWEAR.  THESE BRAND EXTENSIONS GIVE US CONFIDENCE THAT WE CAN TAKE THE DOMINENT BRAND AND EXPAND NOT ONLY LEADING EDGE PRODUCTIVITY, BUT BE FORMIDABLE IF NOT DOMINENT IN ADJACENT CATEGORIES.

•	THE STORES THAT HAVE BEEN REMODELED AND THE TEST OF THIS EXPANED FOOTPRINT HAVE PRODUCED INTERNAL RATES OF RETURN IN EXCESS OF 30%.

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IN NOVEMBER, WE THOUGHT ABOUT AND BEGAN TO TALK ABOUT ITERNATIONAL EXPANSION.  SINCE THEN, WE ACQUIRED LA SENZA, WHICH IS MORE THAN THE DOMINANT LINGERIE RETAILER IN CANADA BECAUSE IT GIVES US THE TROIKA, IF YOU WOULD, OF THE THREE DOMINENT INTIMATE APPAREL BRANDS IN NORTH AMERICA.  FIRST, VICTORIA’S SECRET, SECONDLY PINK AND THIRD IS LA SENZA.

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LA SENZA ALSO CHANGES OUR BUSINESS BECAUSE NOT ONLY DOES IT GIVES US A PLATFORM FOR EXPLORING INTERNATIONAL GROWTH, BUT IN FACT MAKES US THE LARGEST U.S SPECIALTY BASED RETAILER IN CANADA.  ALSO, WITH ABOUT 400 LICENSED AND FRANCHISED LA SENZA STORES AROUND THE WORLD, WE ARE NOW THE LARGEST U.S. BASED INTIMATE APPAREL SPECIALTY RETAILER ENGAGED IN INTERNATIONAL RETAILING.

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IN ADDITION, THERE IS OPPORTUNITY FOR SQUARE FOOTAGE GROWTH FOR BATH & BODY WORKS  IN OFF-MALL LOCATIONS AND WE’VE SEEN SIGNIFICANT GROWTH  IN INTERNET, CATALOGUE AND DIRECT SELLING FOR BATH & BODY WORKS AND WE ARE BEGINNING TO LOOK AT BATH AND BODY WORKS IN TERMS OF ITS OPPORTUNITIES TO GROW INTERNATIONALLY.

•	WE ARE INVESTING IN NEW TECHNOLOGY AND PHYSICAL DISTRIBUTION CENTERS. THOSE THINGS THAT ARE NECESSARY TO SUPPORT THE SUSTAINED GROWTH OF OUR BUSINESS.

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WE ARE CONTINUING TO INVEST AND GROW IN NEW CONCEPTS IN PERSONAL CARE, AND NOW BEGINNING TO LOOK AT ACCESSORIES.   NEW GROWTH OPPORTUNITIES LIKE BIGELOW, LIKE WHITE BARN CANDLE, LIKE DIVA LONDON AND HENRI BENDEL. ABUNDANT OPPORTUNITIES TO INCUBATE AND GROW NEW CONCEPTS THAT HAVE SCALE.

•	WE HAVE SOME OF THE MOST TALENTED PEOPLE IN THE INDUSTRY AND WE ARE FOCUSED ON THEIR GROWTH; RETAINING THEM AND DEVELOPING THEM.

•	I CONTINUE TO BELIEVE THAT WE ARE BETTER POSITIONED NOW FOR GROWTH THAN WE HAVE EVER BEEN.

•	I AM LOOKING FORWARD TO REALIZING THE FULL POTENTIAL OF THAT GROWTH IN THE NEW LIMITED BRANDS WHILE CONTINUING TO BENEFIT FROM OUR ON-GOING INVESTMENT IN EXPRESS AND LIMITED STORES.

•	I APPRECIATE YOUR TIME AND THANK YOU FOR YOUR CONTINUING INTEREST IN LIMITED BRANDS.